COOPERATIVE BANKSHARES, INC.
                                   P O BOX 600
                              WILMINGTON, NC 28402
                                 (910) 343-0181




FREDERICK WILLETTS, III AND TODD L. SAMMONS TO SPEAK AT THE
13TH ANNUAL COMMUNITY BANK CONFERENCE

For Immediate Release:  August 12, 2008

Wilmington, NC--Frederick Willetts, III, Chairman and President of Cooperative Bankshares, Inc. (the "Company"), (NASDAQ:"COOP") will be a guest speaker at the 13th Annual Community Bank Conference hosted by Howe Barnes Hoefer & Arnett, Inc. The conference is being held August 19th and 20th in Chicago, Illinois. Mr. Todd L. Sammons, Senior Vice President and Chief Financial Officer of the Company will also be a guest speaker. The presentation is scheduled for Tuesday, August 19th at 1:40 p.m., Central time and will focus on the Company's performance and strategies.

The presentation slides will be filed with the Securities and Exchange Commission prior to the start of the conference. The presentation will be accessible "live" during the conference on the following site:
http://www.howebarnes.com. It will also be available on the Company's website at: www.coop-bank.com until September 19, 2008.

Cooperative Bankshares, Inc. is the parent company of Cooperative Bank. Chartered in 1898, Cooperative Bank provides a full range of financial services through 23 offices in Eastern North Carolina and three offices in South Carolina. Cooperative Bank's subsidiary, Lumina Mortgage Company, Inc., is a mortgage banking firm, originating and selling residential mortgage loans through five offices in North Carolina.


For additional information:
Frederick Willetts, III or Todd L. Sammons
910-343-0181